Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019	$15,453,000	$1,795.64

(1)

The total filing fee of $1,795.64 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 503 dated May 22, 2015 (To Market Measure Supplement dated March 18, 2015, Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K Equity Index Linked Securities

Access Securities with Upside Participation (Averaging) and Buffered Downside with Multiplier Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019
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Linked to a Global Equity Index Basket comprised of the S&P 500® Index (70%); the MSCI EAFE® Index (15%); the S&P MidCap 400® Index (8%); the MSCI Emerging Markets Index (4%); and the Russell 2000® Index (3%).

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Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Basket, both on an average basis as of the calculation days (quarterly, beginning February 2018) and from its starting level to its final ending level as of the final calculation day.

■	Payment at Maturity. The payment at maturity will be equal to the Principal at Risk Amount plus the Averaging Return Amount (if any), each determined as follows.
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Principal at Risk Amount.    The Principal at Risk Amount represents the portion of the original offering price of your securities that is repaid to you at maturity. That amount is at risk and will depend on the final ending level of the Basket, which is based on the closing levels of the basket components on the final calculation day.

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If the final ending level is greater than or equal to the threshold level (which is equal to 85% of the starting level), the Principal at Risk Amount will be equal to the original offering price of your securities. In no event will the Principal at Risk Amount exceed the original offering price of your securities.

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If the final ending level is less than the threshold level, the Principal at Risk Amount will be less than the original offering price of your securities and will reflect the depreciation of the Basket from the starting level to the final ending level, subject to the buffering effect of a multiplier equal to approximately 1.1765.

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Averaging Return Amount.    The Averaging Return Amount will be either positive or zero. If positive, the Averaging Return Amount will be added to the Principal at Risk Amount in order to determine the payment at maturity on the securities. The Averaging Return Amount will be based on the average ending level of the Basket, which will be based on the average of closing levels of the basket components on the calculation days (quarterly, beginning February 2018).

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If the average ending level is greater than the starting level, the Averaging Return Amount will be positive and will reflect 150.36% participation in the average appreciation of the Basket, as measured from the starting level to the average ending level.

■ If the average ending level is less than or equal to the starting level, the Averaging Return Amount will be zero.
■

You may receive a positive return on your investment only if the average ending level is greater than the starting level, resulting in a positive Averaging Return Amount. However, you may incur a loss on your investment in the securities even if the Averaging Return Amount is positive, because the Principal at Risk Amount depends on the final ending level, not the average ending level, and will be less than the original offering price of your securities if the final ending level is less than the threshold level.

■	Investors may lose some, or all, of the original offering price.
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All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the basket components for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment.

■	No periodic interest payments or dividends.
■	No exchange listing; designed to be held to maturity.

On the date of this pricing supplement, the estimated value of the securities is $988.03 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	—	$1,000.00
Total	$15,453,000.00	—	$15,453,000.00
(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Access Securities with Upside Participation (Averaging) and Buffered

Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Investment Description

The Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of a basket of equity indices (the “Basket”). The securities provide:

(i)

the possibility of a leveraged return at maturity based on the average appreciation of the Basket (measured on the calculation days occurring quarterly beginning February 2018) if the average ending level is greater than the starting level and the final ending level is greater than or equal to the threshold level;

(ii)	repayment of the original offering price at maturity so long as the final ending level is greater than or equal to the threshold level;

(iii)

exposure to any depreciation of the Basket from the starting level if the final ending level is less than the threshold level, subject to the buffering effect of the multiplier and, if positive, the Averaging Return Amount.

If the final ending level is less than the threshold level, the Principal at Risk Amount will be less than the original offering price of your securities. Under these circumstances, you will lose some, and possibly all, of the original offering price of the securities at maturity unless the Averaging Return Amount is sufficiently positive to offset the loss on the Principal at Risk Amount.

All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following five unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

•

the S&P 500® Index (70%), an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market;

•	the MSCI EAFE® Index (15%), an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada;

•

the S&P MidCap 400® Index (8%), an equity index that is intended to provide an indication of the pattern of common stock price movement in the mid-sized capitalization segment of the United States equity market;

•	the MSCI Emerging Markets Index (4%), an equity index that is designed to measure equity performance in global emerging markets; and

•	the Russell 2000® Index (3%), an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market.

You should read this pricing supplement together with the market measure supplement dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096591/d890724d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

The S&P 500 Index and the S&P MidCap 400 Index are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P®, S&P 500® and S&P MidCap 400® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index and the S&P MidCap 400 Index.

The MSCI EAFE Index and the MSCI Emerging Markets Index are the exclusive property of MSCI Inc. (“MSCI”). MSCI, the MSCI EAFE Index and the MSCI Emerging Markets Index are service marks of MSCI or its affiliates and have been licensed for use by Wells Fargo & Company. The securities are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating the MSCI EAFE Index and the MSCI Emerging Markets Index.

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by us. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the securities.

PRS-2

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-3

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Investor Considerations

We have designed the securities for investors who:

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seek 150.36% leveraged exposure to the average appreciation of the Basket, as measured by the extent (if any) to which the average ending level (based on the calculation days occurring quarterly beginning February 2018) is greater than the starting level, but understand that any positive return based on the average appreciation of the Basket could be offset by a loss on the Principal at Risk Amount if the final ending level is less than the threshold level (equal to 85% of the starting level);

■	desire repayment of the original offering price at maturity so long as the final ending level is greater than or equal to the threshold level;

■	desire to moderate any decline of more than 15% from the starting level to the final ending level through the buffering effect of the multiplier and, if positive, the Averaging Return Amount;

■

understand that if the final ending level is less than the threshold level, they will be exposed to a loss on their investment based on the decrease in the Basket from the starting level to the final ending level, subject to the buffering effect of the multiplier and, if positive, the Averaging Return Amount;

■	understand the difference between the final ending level and the average ending level and how each will affect the payment at maturity on the securities, and in particular that:

☐

even if the final ending level is greater than the starting level, investors will not receive any positive return on their investment at maturity unless the average ending level is greater than the starting level;

☐

even if the average ending level is greater than the starting level, investors may incur a loss on their investment because the Principal at Risk Amount depends on the final ending level, not the average ending level, and will be less than the original offering price if the final ending level is less than the threshold level;

☐	investors will not in any circumstance participate in any increase from the starting level to the final ending level;

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understand that the ability of the multiplier to moderate any decline in the Basket of more than 15% from the starting level to the final ending level is progressively reduced as the final ending level declines because the multiplier only acts to buffer the performance of the Basket on a percentage basis;

■	are willing to forgo interest payments on the securities and dividends on securities included in the basket components; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the final ending level may decrease by more than 15% from the starting level;

■	seek exposure to the upside performance of the Basket as measured solely from the pricing date to a date near stated maturity;

■

seek exposure to the average performance of the Basket (measured on the calculation days occurring quarterly beginning February 2018) without regard to whether the final ending level is less than the threshold level;

■	seek full return of the original offering price of the securities at maturity;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to the equity markets, including the United States equity market, foreign developed equity markets and foreign emerging equity markets;

■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Terms of the Securities

Market Measure:

A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the S&P 500® Index (70%); the MSCI EAFE® Index (15%); the S&P MidCap 400® Index (8%); the MSCI Emerging Markets Index (4%); and the Russell 2000® Index (3%).

Pricing Date:	May 22, 2015.

Issue Date:	May 28, 2015. (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Payment at Stated Maturity:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the redemption amount. The “redemption amount” per security will equal the Principal at Risk Amount plus the Averaging Return Amount (if any).

If the final ending level is less than the threshold level, the Principal at Risk Amount will be less than the original offering price of your securities. Under these circumstances, you will lose some, and possibly all, of the original offering price of the securities at maturity unless the Averaging Return Amount is sufficiently positive to offset the loss on the Principal at Risk Amount.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Principal at Risk Amount:	The “Principal at Risk Amount” per security will be based on the final ending level and will be equal to:

	•	If the final ending level is greater than or equal to the threshold level: $1,000; or

	•	If the final ending level is less than the threshold level:

		$1,000 x	final ending level	x multiplier
starting level

If the final ending level is less than the threshold level, the Principal at Risk Amount will be less than the original offering price of the securities and will reflect the final ending level expressed as a percentage of the starting level, as adjusted by the multiplier. In no event will the Principal at Risk Amount exceed the original offering price.

Averaging Return Amount:	The “Averaging Return Amount” per security will be based on the average performance of the Basket as measured on the calculation days (quarterly, beginning February 2018) and will be equal to:

	•	If the average ending level is greater than the starting level:

		$1,000 x	average ending level – starting level	x participation rate
starting level

	•	If the average ending level is less than or equal to the starting level: $0

You may receive a positive return on your investment only if the average ending level is greater than the starting level, resulting in a positive Averaging Return Amount. However, you may incur a loss on your investment in the securities even if the Averaging Return Amount is positive, because the Principal at Risk Amount depends on the final ending level, not the average ending level, and will be less than the original offering price if the final ending level is less than the threshold level.

PRS-6

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Terms of the Securities (Continued)

Stated Maturity Date:

May 28, 2019. If the final calculation day is postponed, the stated maturity date will be postponed to the later of (i) May 28, 2019 and (ii) the third business day after the final calculation day as postponed.

Starting Level:	The “starting level” is 100.

Closing Level:

The “closing level” of a basket component on any trading day means the official closing level of that basket component reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to a Basket Component” and “—Discontinuance of a Basket Component.”

Final Ending Level:

The “final ending level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 70% of the final component return of the S&P 500 Index; (B) 15% of the final component return of the MSCI EAFE Index; (C) 8% of the final component return of the S&P MidCap 400 Index; (D) 4% of the final component return of the MSCI Emerging Markets Index; and (E) 3% of the final component return of the Russell 2000 Index.

Average Ending Level:

The “average ending level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 70% of the average component return of the S&P 500 Index; (B) 15% of the average component return of the MSCI EAFE Index; (C) 8% of the average component return of the S&P MidCap 400 Index; (D) 4% of the average component return of the MSCI Emerging Markets Index; and (E) 3% of the average component return of the Russell 2000 Index.

Threshold Level:	85, which is equal to 85% of the starting level.

Participation Rate:	The “participation rate” is 150.36%.

Final Component Return:

The “final component return” of a basket component will be equal to:

final component level – initial component level

initial component level

where,

•     the “initial component level” is the closing level of such basket component on the pricing date, as set forth below; and

•     the “final component level” is the closing level of such basket component on the final calculation day.

Average Component Return:

The “average component return” of a basket component will be equal to:

average component level – initial component level

initial component level

where,

•     the “initial component level” will be the closing level of such basket component on the pricing date, as set forth below; and

•     the “average component level” will be the arithmetic average of the closing levels of such basket component on the calculation days (quarterly, beginning February 2018).

The initial component levels of the basket component for purposes of the final component return and the average component return are as follows: S&P 500 Index (2126.06); MSCI EAFE Index (1935.25); S&P MidCap 400 Index (1541.56); MSCI Emerging Markets Index (1037.62) and the Russell 2000 Index (1252.224).

PRS-7

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Terms of the Securities (Continued)

Multiplier:	The “multiplier” is equal to the starting level divided by the threshold level, or 100% divided by 85%, which is approximately 1.1765.

Calculation Days:

The 22nd day of each February, May, August and November, commencing February 22, 2018 and ending May 22, 2019. If any such day is not a trading day with respect to any basket component, that calculation day for all basket components will be postponed to the next succeeding day that is a trading day with respect to all basket components. A calculation day is also subject to postponement due to the occurrence of a market disruption event. We refer to May 22, 2019 as the “final calculation day.”

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RWX5

PRS-8

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

Step 1: Calculate the Principal at Risk Amount

Step 2: Calculate the Averaging Return Amount

Step 3: Calculate the Redemption Amount

PRS-9

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Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

You May Lose Up To All Of Your Investment.

We will not repay you a fixed amount on the securities on the stated maturity date. Instead, the payment you receive at maturity will equal the sum of the Principal at Risk Amount and the Averaging Return Amount. The Principal at Risk Amount represents the portion of the original offering price of your securities that is repaid to you at maturity. That amount is at risk and will depend on the final ending level, which will be based on the closing levels of the basket components on the final calculation day. The Averaging Return Amount will be either positive or zero and will be based on the average ending level, which will be based on the average of the closing levels of the basket components on the calculation days (quarterly, beginning February 2018). If the Averaging Return Amount is positive (i.e., the average ending level is greater than the starting level), that amount will be added to the Principal at Risk Amount in order to determine the payment at maturity on the securities. However, if the Averaging Return Amount is zero (i.e., the average ending level is less than or equal to the starting level), your payment at maturity will depend solely on the Principal at Risk Amount.

If the final ending level is less than the threshold level, the Principal at Risk Amount will be less than the original offering price of your securities and will reflect the final ending level expressed as a percentage of the starting level, as adjusted by the multiplier. In this circumstance, you will lose some, and possibly all, of the original offering price of your securities at maturity, unless the Averaging Return Amount is sufficiently positive so that the sum of the Averaging Return Amount and the Principal at Risk Amount is greater than the original offering price.

The securities offer upside potential based on the average performance of the Basket on the calculation days (quarterly, beginning February 2018), subject to downside risk based solely on the closing levels of the basket components on the final calculation day. It is possible for the average ending level to be greater than the starting level even if the final ending level is less than the threshold level. As a result, the Principal at Risk Amount may be less than the original offering price, and you may incur a loss on your investment in the securities, even if the Averaging Return Amount is positive.

The Potential For A Positive Return On The Securities Is Based On The Average Performance Of The Basket, Which May Be Less Favorable Than The Performance Of The Basket As Measured From Its Starting Level To Its Final Ending Level.

The upside potential of the securities is based on the average ending level, which will be based on the average of the closing levels of the basket components on the calculation days (quarterly, beginning February 2018). The average ending level, as so calculated, may be less than the final ending level, which will be based on the closing levels of the basket components on the final calculation day. If the average ending level is less than the final ending level, the average performance of the Basket that is measured for purposes of the securities will be less favorable than the performance of the Basket as measured from its starting level to its final ending level, which we refer to as its “point-to-point” performance. As a result, the return on the securities, if any, may underperform the point-to-point performance of the Basket and, therefore, may underperform the return that would have been achieved on a direct investment in the basket components held over the term of the securities.

For example, if the value of the Basket increases at a more or less steady rate from the first calculation day to the final calculation day, the average ending level will be less than the final ending level, and the average performance of the Basket will be less than its point-to-point performance. This underperformance will be especially significant if there is a significant increase in the value of the Basket at or near the final calculation day. In addition, because of the way the average ending level is calculated, it is possible that you will not receive any positive return on your investment at stated maturity even if the final ending level is significantly greater than the starting level. One scenario in which this may occur is when the value of the Basket has declined from the starting level on the earlier calculation days and increases significantly at or near the final calculation day. You should not invest in the securities unless you understand and are willing to accept the return characteristics associated with the averaging feature of the securities.

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Risk Factors (Continued)

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Buffering Effect Of The Multiplier Will Decrease As The Final Ending Level Decreases.

If the final ending level is less than the threshold level, the Principal at Risk Amount will reflect the buffering effect of the multiplier such that the Principal at Risk Amount will be greater than it would have been had it been based solely on the performance of the Basket from the starting level to the final ending level. As the performance of the Basket declines, however, the outperformance of the securities relative to the performance of the Basket will decline as well, because the multiplier only acts to buffer the performance of the Basket on a percentage basis. For example, if the final ending level is 70% of the starting level, the Principal at Risk Amount would be equal to $823.53 per security ($1,000 x .70 x multiplier), which is $123.53 greater than it would have been had it been based solely on the performance of the Basket without the multiplier (i.e., $700). However, if the final ending level is 40% of the starting level, the Principal at Risk Amount would be equal to $470.59 per security ($1,000 x .40 x multiplier), which is only $70.59 greater than it would have been had it been based solely on the performance of the Basket without the multiplier (i.e., $400). If the final ending level is zero, the Principal at Risk Amount will be zero ($1,000 x .00 x multiplier).

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the basket components for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Risk Factors (Continued)

reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the value of the Basket at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

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Basket Performance.    The value of the securities prior to maturity will depend substantially on the value of the Basket. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Basket at such time is less than, equal to or not sufficiently above the starting level or threshold level.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

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Volatility Of The Basket.    Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Basket or the basket components changes.

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Correlation Among Basket Components.    Correlation refers to the extent to which the levels of the basket components tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among basket components may be positive, zero or negative. The value of the securities may be affected if the correlation of the basket components changes.

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Time Remaining To Maturity.    The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Basket. This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Basket during the period of time still remaining to the stated maturity date.

•	Dividend Yields On Securities Included In The Basket Components. The value of the securities may be affected by the dividend yields on securities included in the basket components.

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Currency Exchange Rates.    Since the securities are linked to, in part, the MSCI EAFE Index and the MSCI Emerging Markets Index and those basket components include securities quoted in one or more foreign currencies and the levels of such basket components are based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket. Because numerous factors are expected to affect the value of the securities, changes in the value of the Basket may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Risk Factors (Continued)

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Basket Components.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the basket components and received the dividends and other payments paid on those securities. This is in part because the redemption amount will be determined by reference to the final ending level and average ending level, which will be calculated by reference to the prices of the securities in the basket components without taking into consideration the value of dividends and other payments paid on those securities.

Historical Levels Of The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.

The trading prices of the securities included in the basket components will determine the amount payable to you at maturity. As a result, it is impossible to predict whether the final component levels or average component levels of the basket components will fall or rise compared to their respective initial component levels. Trading prices of the securities included in the basket components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the basket components do not provide an indication of the future performance of the basket components.

Changes That Affect The Basket Components May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of an index sponsor concerning the calculation of the relevant basket component and the addition, deletion or substitution of securities comprising the basket component and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the level of such basket component and the value of the Basket and, therefore, may affect the value of the securities and the amount payable at maturity. An index sponsor may discontinue or suspend calculation or dissemination of the relevant basket component or materially alter the methodology by which it calculates such basket component. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components.

Actions by any company whose securities are included in a basket component may have an adverse effect on the price of its security, the closing level of such basket component on any calculation day, the average ending level and the final ending level and the value of the securities. We are one of the companies included in the S&P 500 Index, but we are not affiliated with any of the other companies included in any of the basket components. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any of the index sponsors and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the basket components. We have derived the information about the index sponsors and the basket components contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the basket components and the index sponsors. The index sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interest as an owner of the securities in taking any actions that might affect the value of the securities.

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Risk Factors (Continued)

Changes In The Level Of One Or More Basket Components May Offset Each Other.

Fluctuations in the levels of the basket components may not correlate with each other. Even if the level of one or more of the basket components increases, the level of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the final ending level and average ending level, increases in the level of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the level of one or more of the other basket components. This may be particularly the case with respect to the S&P 500 Index, since it has a 70% weighting in the Basket.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Two of the basket components include the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, one of the basket components includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in two of the basket components may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of such basket components which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of securities included in two of the basket components is quoted in a currency other than U.S. dollars and, as per such basket components, is converted into U.S. dollars, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000 Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000 Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines,

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Risk Factors (Continued)

smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

A calculation day will be postponed if the originally scheduled calculation day is not a trading day with respect to any basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to any basket component on that calculation day. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed final calculation day.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

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The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities.    WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the average ending level, the final ending level, the closing levels of the basket components on each calculation day and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on a scheduled calculation day, which may result in postponement of that calculation day with respect to that basket component; determining the closing level of a basket component if a calculation day is postponed with respect to that basket component to the last day to which it may be postponed and a market disruption event occurs with respect to that basket component on that day; if a basket component is discontinued, selecting a successor basket component or, if no successor basket component is available, determining the closing level of that basket component on any calculation day; and determining whether to adjust the closing level of a basket component on any calculation day in the event of certain changes in or modifications to that basket component. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

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The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation.    WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

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Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the levels of the basket components.    Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on one or more of the basket components or the companies whose securities are included in the basket components. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on one or more of the basket components or the companies whose securities are included in the basket components could adversely affect the levels of the applicable basket components and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the basket components from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on one or more of the basket components or the companies whose securities are included in the basket components published on or prior to the pricing date could result in an increase in the levels of the basket components on the pricing date, which would adversely affect investors in the securities by increasing the levels at which the basket components must close on each calculation day in order for investors in the securities to receive a favorable return.

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Risk Factors (Continued)

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Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket components may adversely affect the levels of the basket components.    Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the levels of the basket components and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket components. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

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Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the basket components.    We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in the basket components or listed or over-the-counter derivative or synthetic instruments related to the basket components or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in the basket components, or derivative or synthetic instruments related to the basket components or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the basket components. These hedging activities could potentially adversely affect the levels of the basket components and, therefore, adversely affect the value of and your return on the securities.

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Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the basket components.    Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the basket components and other instruments relating to the basket components or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the levels the basket components and, therefore, adversely affect the value of and your return on the securities.

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A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you.    If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to the selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Downside with Multiplier

Principal at Risk Securities Linked to a Global Equity Index Basket due May 28, 2019

Hypothetical Returns

The following table illustrates, for a participation rate of 150.36% and a range of hypothetical final ending levels and average ending levels of the Basket:

•	the hypothetical percentage change from the starting level to the hypothetical final ending level;

•	the hypothetical percentage change from the starting level to the hypothetical average ending level;

•	the hypothetical Principal at Risk Amount, the hypothetical Averaging Return Amount and the resulting hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical Principal at Risk Amount			Hypothetical Averaging Return Amount			Hypothetical Redemption Amount
Hypothetical final ending level	Hypothetical percentage change from the starting level to the hypothetical final ending level	Hypothetical Principal at Risk Amount	Hypothetical average ending level	Hypothetical percentage change from the starting level to the hypothetical average ending level	Hypothetical Averaging Return Amount	Hypothetical redemption amount payable at stated maturity per security(1)	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(2)
150	50.00%	$1,000.00	145	45.00%	$676.62	$1,676.62	67.66%	13.34%
150	50.00%	$1,000.00	80	-20.00%	$0.00	$1,000.00	0.00%	0.00%
120	20.00%	$1,000.00	130	30.00%	$451.08	$1,451.08	45.11%	9.52%
120	20.00%	$1,000.00	60	-40.00%	$0.00	$1,000.00	0.00%	0.00%
100.00 (3)	0.00%	$1,000.00	115	15.00%	$225.54	$1,225.54	22.55%	5.15%
100.00 (3)	0.00%	$1,000.00	50	-50.00%	$0.00	$1,000.00	0.00%	0.00%
95	-5.00%	$1,000.00	110	10.00%	$150.36	$1,150.36	15.04%	3.53%
95	-5.00%	$1,000.00	30	-70.00%	$0.00	$1,000.00	0.00%	0.00%
85	-15.00%	$1,000.00	110	10.00%	$150.36	$1,150.36	15.04%	3.53%
85	-15.00%	$1,000.00	35	-65.00%	$0.00	$1,000.00	0.00%	0.00%
84	-16.00%	$988.24	150	50.00%	$751.80	$1,740.04	74.00%	14.33%
84	-16.00%	$988.24	101	1.00%	$15.04	$1,003.28	0.33%	0.08%
84	-16.00%	$988.24	50	-50.00%	$0.00	$988.24	-1.18%	-0.30%
70	-30.00%	$823.53	150	50.00%	$751.80	$1,575.33	57.53%	11.68%
70	-30.00%	$823.53	105	5.00%	$75.18	$898.71	-10.13%	-2.65%
70	-30.00%	$823.53	50	-50.00%	$0.00	$823.53	-17.65%	-4.79%
50	-50.00%	$588.24	150	50.00%	$751.80	$1,340.04	34.00%	7.45%
50	-50.00%	$588.24	120	20.00%	$300.72	$888.96	-11.10%	-2.92%
50	-50.00%	$588.24	50	-50.00%	$0.00	$588.24	-41.18%	-12.83%
25	-75.00%	$294.12	150	50.00%	$751.80	$1,045.92	4.59%	1.12%
25	-75.00%	$294.12	120	20.00%	$300.72	$594.84	-40.52%	-12.57%
25	-75.00%	$294.12	50	-50.00%	$0.00	$294.12	-70.59%	-28.35%
(1)	The hypothetical redemption amount is equal to the hypothetical Principal at Risk Amount plus the hypothetical Averaging Return Amount.
(2)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(3)	The starting level.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual final ending level, and average ending level.

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Hypothetical Payments at Stated Maturity

Set forth below are five examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a participation rate of 150.36% and assuming hypothetical final ending levels and average ending levels as indicated in the examples.

Example 1. The hypothetical final ending level is greater than the threshold level, the hypothetical average ending level is greater than the starting level and the redemption amount is greater than the original offering price:

	S&P 500 Index	MSCI EAFE Index	S&P MidCap 400 Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	2126.06	1935.25	1541.56	1037.62	1252.224
Final Component Level	2558.93	2602.91	1666.89	1457.86	1463.474
Final Component Return	20.36%	34.50%	8.13%	40.50%	16.87%
Average Component Level	2499.40	2589.36	1682.30	1442.29	1465.227
Average Component Return	17.56%	33.80%	9.13%	39.00%	17.01%

Step 1: Calculate the Principal at Risk Amount.

Based on the hypothetical final component returns set forth above, the hypothetical final ending level would equal:

100 x [1 + (70% x 20.36%) + (15% x 34.50%) + (8% x 8.13%) + (4% x 40.50%) + (3% x 16.87%)] = 122.20

Since the hypothetical final ending level is greater than the threshold level, the Principal at Risk Amount would equal: $1,000.00.

Step 2: Calculate the Averaging Return Amount.

Based on the hypothetical average component returns set forth above, the hypothetical average ending level would equal:

100 x [1 + (70% x 17.56%) + (15% x 33.80%) + (8% x 9.13%) + (4% x 39.00%) + (3% x 17.01%)] = 120.16

Since the hypothetical average ending level is greater than the starting level, the Averaging Return Amount would equal:

$1,000 x	120.16 – 100.00	x 150.36%	= $303.13
100.00

Step 3: Calculate the Redemption Amount.

Redemption amount = Principal at Risk Amount + Averaging Return Amount

= $1,000.00 + $303.13

= $1,303.13

Therefore, on the stated maturity date you would receive $1,303.13 per security.

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Hypothetical Payments at Stated Maturity (Continued)

Example 2. The hypothetical final ending level is greater than the threshold level, the hypothetical average ending level is less than the starting level and the redemption amount is equal to the original offering price:

	S&P 500 Index	MSCI EAFE Index	S&P MidCap 400 Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	2126.06	1935.25	1541.56	1037.62	1252.224
Final Component Level	2148.38	1647.87	1627.89	1009.81	1250.095
Final Component Return	1.05%	-14.85%	5.60%	-2.68%	-0.17%
Average Component Level	1991.69	1538.52	1564.68	1034.51	1220.167
Average Component Return	-6.32%	-20.50%	1.50%	-0.30%	-2.56%

Step 1: Calculate the Principal at Risk Amount.

Based on the hypothetical final component returns set forth above, the hypothetical final ending level would equal:

100 x [1 + (70% x 1.05%) + (15% x -14.85%) + (8% x 5.60%) +(4% x -2.68%) + (3% x -0.17%)] = 98.84

Since the hypothetical final ending level is greater than the threshold level, the Principal at Risk Amount would equal: $1,000.00.

Step 2: Calculate the Averaging Return Amount.

Based on the hypothetical average component returns set forth above, the hypothetical average ending level would equal:

100 x [1 + (70% x -6.32%) + (15% x -20.50%) + (8% x 1.50%) + (4% x -0.30%) + (3% x -2.56%)] = 92.53

Since the hypothetical average ending level is less than the starting level, the Averaging Return Amount would equal: $0.00

Step 3: Calculate the Redemption Amount.

Redemption amount = Principal at Risk Amount + Averaging Return Amount

= $1,000.00 + $0.00

= $1,000.00

Therefore, on the stated maturity date you would receive $1,000.00 per security.

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Hypothetical Payments at Stated Maturity (Continued)

Example 3. The hypothetical final ending level is less than the threshold level, the hypothetical average ending level is less than the starting level and the redemption amount is less than the original offering price:

	S&P 500 Index	MSCI EAFE Index	S&P MidCap 400 Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	2126.06	1935.25	1541.56	1037.62	1252.224
Final Component Level	909.95	1389.51	881.16	562.39	1056.376
Final Component Return	-57.20%	-28.20%	-42.84%	-45.80%	-15.64%
Average Component Level	1467.62	1886.09	1420.55	721.15	1015.303
Average Component Return	-30.97%	-2.54%	-7.85%	-30.50%	-18.92%

Step 1: Calculate the Principal at Risk Amount.

Based on the hypothetical final component returns set forth above, the hypothetical final ending level would equal:

100 x [1 + (70% x -57.20%) + (15% x -28.20%) + (8% x -42.84%) + (4% x -45.80%) + (3% x -15.64%)] = 50.00

Since the hypothetical final ending level is less than the threshold level, the Principal at Risk Amount would equal:

$1,000 x	50.00	x multiplier	= $588.24
100.00

Step 2: Calculate the Averaging Return Amount.

Based on the hypothetical average component returns set forth above, the hypothetical average ending level would equal:

100 x [1 + (70% x -30.97%) + (15% x -2.54%) + (8% x -7.85%) +(4% x -30.50%) + (3% x -18.92%)] = 75.52

Since the hypothetical average ending level is less than the starting level, the Averaging Return Amount would equal: $0.00

Step 3: Calculate the Redemption Amount.

Redemption amount = Principal at Risk Amount + Averaging Return Amount

= $588.24 + $0.00

= $588.24

Therefore, on the stated maturity date you would receive $588.24 per security.

The multiplier is used in the calculation of the Principal at Risk Amount if the final ending level is less than the threshold level. The effect of the multiplier in these circumstances is to provide a Principal at Risk Amount that is approximately 17.65% greater

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than it would have been had it been based solely on the performance of the Basket without the multiplier as measured from the starting level to the final ending level. In this example, although the final ending level declined by 50% from the starting level (i.e., the final ending level divided by the starting level is 0.50), the Principal at Risk Amount per security is $588.24, which is approximately 17.65% higher than the Principal at Risk Amount would have been had such amount been based on the decline from the starting level to the final ending level without the multiplier (i.e., $1,000 x 0.50, or $500.00). You should note that, as the final ending level declines, this outperformance of the securities relative to the performance of the Basket declines as well, because the multiplier only acts to buffer the performance of the Basket on a percentage basis. For example, if the final ending level is 70% of the starting level, the Principal at Risk Amount would be equal to $823.53 per security ($1,000 x .70 x multiplier), which is $123.53 greater than it would have been had it been based solely on the final ending level without the multiplier (i.e., $700). However, if the final ending level is 40% of the starting level, the Principal at Risk Amount would be equal to $470.59 per security ($1,000 x .40 x multiplier), which is only $70.59 greater than it would have been had it been based solely on the final ending level without the multiplier (i.e., $400). If the final ending level is zero, the Principal at Risk Amount will be zero ($1,000 x .00 x multiplier).

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Hypothetical Payments at Stated Maturity (Continued)

Example 4. The hypothetical final ending level is less than the threshold level, the hypothetical average ending level is greater than the starting level and the redemption amount is greater than the original offering price:

	S&P 500 Index	MSCI EAFE Index	S&P MidCap 400 Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	2126.06	1935.25	1541.56	1037.62	1252.224
Final Component Level	1555.21	1318.29	1464.79	1026.41	1195.248
Final Component Return	-26.85%	-31.88%	-4.98%	-1.08%	-4.55%
Average Component Level	2967.55	2338.56	1801.16	1010.23	1277.143
Average Component Return	39.58%	20.84%	16.84%	-2.64%	1.99%

Step 1: Calculate the Principal at Risk Amount.

Based on the hypothetical final component returns set forth above, the hypothetical final ending level would equal:

100 x [1 + (70% x -26.85%) + (15% x -31.88%) + (8% x -4.98%) + (4% x -1.08%) + (3% x -4.55%)] = 75.84

Since the hypothetical final ending level is less than the threshold level, the Principal at Risk Amount would equal:

$1,000 x	75.84	x multiplier	= $892.24
100.00

Step 2: Calculate the Averaging Return Amount.

Based on the hypothetical average component returns set forth above, the hypothetical average ending level would equal:

100 x [1 + (70% x 39.58%) + (15% x 20.84%) + (8% x 16.84%) + (4% x -2.64%) + (3% x 1.99%)] = 132.13

Since the hypothetical average ending level is greater than the starting level, the Averaging Return Amount would equal:

$1,000 x	132.13 – 100.00	x 150.36%	= $483.11
100.00

Step 3: Calculate the Redemption Amount.

Redemption amount = Principal at Risk Amount + Averaging Return Amount

= $892.24 + $483.11

= $1,375.35

Therefore, on the stated maturity date you would receive $1,375.35 per security. In this example, even though the hypothetical final ending level is less than the threshold level, the Averaging Return Amount is sufficiently positive such that it offsets the loss on the Principal at Risk Amount and the return on the securities at maturity is positive. This scenario would only occur if the value of the Basket has appreciated significantly from the starting level on the earlier calculation days and then declines significantly at or near the final calculation day.

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Hypothetical Payments at Stated Maturity (Continued)

Example 5. The hypothetical final ending level is less than the threshold level, the hypothetical average ending level is greater than the starting level and the redemption amount is less than the original offering price:

	S&P 500 Index	MSCI EAFE Index	S&P MidCap 400 Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	2126.06	1935.25	1541.56	1037.62	1252.224
Final Component Level	893.37	2095.1	1656.56	1138.89	1358.913
Final Component Return	-57.98%	8.26%	7.46%	9.76%	8.52%
Average Component Level	2304.86	1985.18	1648.70	1081.51	1228.807
Average Component Return	8.41%	2.58%	6.95%	4.23%	-1.87%

Step 1: Calculate the Principal at Risk Amount.

Based on the hypothetical final component returns set forth above, the hypothetical final ending level would equal:

100 x [1 + (70% x -57.98%) + (15% x 8.26%) + (8% x 7.46%) +(4% x 9.76%) + (3% x 8.52%)] = 61.90

Since the hypothetical final ending level is less than the threshold level, the Principal at Risk Amount would equal:

$1,000 x	61.90	x multiplier	= $728.24
100.00

Step 2: Calculate the Averaging Return Amount.

Based on the hypothetical average component returns set forth above, the hypothetical average ending level would equal:

100 x [1 + (70% x 8.41%) + (15% x 2.58%) + (8% x 6.95%) +(4% x 4.23%) + (3% x -1.87%)] = 106.94

Since the hypothetical average ending level is greater than the starting level, the Averaging Return Amount would equal:

$1,000 x	106.94 – 100.00	x 150.36%	= $104.35
100.00

Step 3: Calculate the Redemption Amount.

Redemption amount = Principal at Risk Amount + Averaging Return Amount

= $728.24 + $104.35

= $832.59

Therefore, on the stated maturity date you would receive $832.59 per security. In this example, even though the Averaging Return Amount is positive, you would incur a loss on an investment in the securities because the Principal at Risk Amount depends on the final ending level, not the average ending level, and will be less than the original offering price since the final ending level is less than the threshold level.

In this example, the 57.98% decrease of the S&P 500 Index from its initial component level to its final component level has a significant impact on the final ending level notwithstanding the increase of the other basket components from their respective initial component levels to their respective final component levels due to the 70% weighting of the S&P 500 Index.

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Hypothetical Payments at Stated Maturity (Continued)

Although the final component levels are greater than the initial component levels for four of the basket components, the final ending level is less than the threshold level.

To the extent that the final ending level and average ending level differ from the values assumed above, the results indicated above would be different.

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Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to the S&P 500 Index, the S&P MidCap 400 Index and the Russell 2000 Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such basket component are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the MSCI EAFE Index and the MSCI Emerging Markets Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to the publish the level of such basket component and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying any basket component means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for any basket component means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such basket component.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the amount of the payment you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing level of the basket components under certain circumstances;

•	determine if adjustments are required to the closing level of a basket component under various circumstances; and

•

if publication of a basket component is discontinued, select a successor basket component (as defined below) or, if no successor basket component is available, determine the closing level of such basket component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means, with respect to the S&P 500 Index, the S&P MidCap 400 Index or the Russell 2000 Index, any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such basket component or any successor basket component at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such basket component or any successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such basket component or any successor basket component on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

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(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such basket component or any successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such basket component or any successor basket component are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The relevant stock exchange for any security underlying such basket component or successor basket component or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the S&P 500 Index, the S&P MidCap 400 Index or the Russell 2000 Index:

(1)

the relevant percentage contribution of a security to the level of such basket component or any successor basket component will be based on a comparison of (x) the portion of the level of such basket component attributable to that security and (y) the overall level of such basket component or successor basket component, in each case immediately before the occurrence of the market disruption event;

(2)

the “close of trading” on any trading day for such basket component or any successor basket component means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such basket component or successor basket component on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such basket component or successor basket component for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such basket component or successor basket component, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such basket component or any successor basket component means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “exchange business day” means any trading day for such basket component or any successor basket component on which each relevant stock exchange for the securities underlying such basket component or any successor basket component and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” means, with respect to the MSCI EAFE Index or the MSCI Emerging Markets Index, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in such basket component or any successor basket component, and the aggregate of all securities included in such basket component or successor basket component with respect to which any such event occurs comprise 20% or more of the level of such basket component or successor basket component:

•

a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any

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Additional Terms of the Securities (Continued)

time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•

the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such basket component or any successor basket component:

•

a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such basket component or successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•

the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)

The relevant index sponsor fails to publish the level of such basket component or any successor basket component (other than as a result of the relevant index sponsor having discontinued publication of such basket component or successor basket component and no successor basket component being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect the MSCI EAFE Index or the MSCI Emerging Markets Index:

(1)

the relevant percentage contribution of a security included in such basket component or any successor basket component to the level of such basket component will be based on a comparison of (x) the portion of the level of such basket component attributable to that security to (y) the overall level of such basket component, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)

an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such basket component or any successor basket component and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to any basket component on any calculation day, then such calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If a calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day for such basket component and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing level of such basket component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such basket component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such

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Additional Terms of the Securities (Continued)

security, its good faith estimate of the value of such security at (i) with respect to the S&P 500 Index, the S&P MidCap 400 Index or the Russell 2000 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the MSCI EAFE Index and the MSCI Emerging Markets Index, the time at which the official closing level of the basket component is calculated and published by the relevant index sponsor) on such date of each security included in such basket component. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the S&P 500 Index, the S&P MidCap 400 Index or the Russell 2000 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the MSCI EAFE Index and the MSCI Emerging Markets Index, the time at which the official closing level of such basket component is calculated and published by the relevant index sponsor. Notwithstanding a postponement of a calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Adjustments to a Basket Component

If at any time a sponsor or publisher of a basket component (each, an “index sponsor”) makes a material change in the formula for or the method of calculating such basket component, or in any other way materially modifies such basket component (other than a modification prescribed in the formula or method to maintain such basket component in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such basket component is to be calculated, calculate a substitute closing level of such basket component in accordance with the formula for and method of calculating such basket component last in effect prior to the change, but using only those securities that comprised such basket component immediately prior to that change. Accordingly, if the method of calculating a basket component is modified so that the level of such basket component is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust such basket component in order to arrive at a level of such basket component as if it had not been modified.

Discontinuance of a Basket Component

If an index sponsor discontinues publication of a basket component, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such basket component (a “successor basket component”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor basket component as calculated by the relevant index sponsor or any other entity and calculate the closing level of such basket component as described above. Upon any selection by the calculation agent of a successor basket component, Wells Fargo will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of a basket component prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor basket component is available at such time, the calculation agent will calculate a substitute closing level for such basket component in accordance with the formula for and method of calculating such basket component last in effect prior to the discontinuance, but using only those securities that comprised such basket component immediately prior to that discontinuance. If a successor basket component is selected or the calculation agent calculates a level as a substitute for such basket component, the successor basket component or level will be used as a substitute for that basket component for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day the index sponsor of a basket component fails to calculate and announce the level of such basket component, the calculation agent will calculate a substitute closing level of such basket component in accordance with the formula for and method of calculating such basket component last in effect prior to the failure, but using only those securities that comprised such basket component immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, a basket component may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein; provided, however, that the redemption amount will be calculated using (i) for purposes of determining the final ending level, the closing levels of each basket component on the date of acceleration and (ii) for purposes of determining the average ending level, (A) the closing levels of each basket component determined on the calculation day(s) that occurred before the date of acceleration and (B) the closing levels of each basket component on each of the trading days for such basket component leading up to and including the date of acceleration in such number equal to the number of calculation days scheduled to occur on or after the date of acceleration.

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Hypothetical Historical Performance of the Basket

The Basket will represent a weighted portfolio of the following five basket components, with each basket component having the weighting noted parenthetically: the S&P 500® Index (70%); the MSCI EAFE® Index (15%); the S&P MidCap 400® Index (8%); the MSCI Emerging Markets Index (4%); and the Russell 2000® Index (3%). The value of the Basket will increase or decrease depending upon the performance of the basket components. The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2005 to May 22, 2015 assuming that the Basket was constructed on January 1, 2005 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.

The values of the Basket depicted in the graph below have been calculated in a manner that is different from the manner in which the average ending level will be determined. The value of the Basket depicted on any date in the graph below is based on the closing level of each basket component on that date (relative to its closing level on January 1, 2005). By contrast, the average ending level will be calculated based on the average of the closing levels of the basket components on calculation days (quarterly, beginning February 2018) (relative to the closing levels of the basket components on the pricing date).

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

Global Equity Index Basket

Hypothetical Historical Performance

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The S&P 500® Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index. See “Description of Equity Indices—The S&P 500® Index” in the accompanying market measure supplement for additional information about the S&P 500 Index.

Historical Information

We obtained the closing levels of the S&P 500 Index listed below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P 500 Index for the period from January 1, 2005 to May 22, 2015. The closing level on May 22, 2015 was 2126.06. The historical performance of the S&P 500 Index should not be taken as an indication of the future performance of the S&P 500 Index during the term of the securities.

S&P 500 Index Daily Closing Levels

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The S&P 500® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the S&P 500 Index for each quarter in the period from January 1, 2005 through March 31, 2015 and for the period from April 1, 2015 to May 22, 2015.

	High	Low	Last
2005
First Quarter	1225.31	1163.75	1180.59
Second Quarter	1216.96	1137.50	1191.33
Third Quarter	1245.04	1194.44	1228.81
Fourth Quarter	1272.74	1176.84	1248.29
2006
First Quarter	1307.25	1254.78	1294.83
Second Quarter	1325.76	1223.69	1270.20
Third Quarter	1339.15	1234.49	1335.85
Fourth Quarter	1427.09	1331.32	1418.30
2007
First Quarter	1459.68	1374.12	1420.86
Second Quarter	1539.18	1424.55	1503.35
Third Quarter	1553.08	1406.70	1526.75
Fourth Quarter	1565.15	1407.22	1468.36
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter	1669.16	1541.61	1606.28
Third Quarter	1725.52	1614.08	1681.55
Fourth Quarter	1848.36	1655.45	1848.36
2014
First Quarter	1878.04	1741.89	1872.34
Second Quarter	1962.87	1815.69	1960.23
Third Quarter	2011.36	1909.57	1972.29
Fourth Quarter	2090.57	1862.49	2058.90
2015
First Quarter	2117.39	1992.67	2067.89
April 1, 2015 to May 22, 2015	2130.82	2059.69	2126.06

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The MSCI EAFE® Index

The MSCI EAFE Index is an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada. See “Description of Equity Indices—The MSCI EAFE® Index” in the accompanying market measure supplement for additional information about the MSCI EAFE Index.

Historical Information

We obtained the closing levels of the MSCI EAFE Index listed below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the MSCI EAFE Index for the period from January 1, 2005 to May 22, 2015. The closing level on May 22, 2015 was 1935.25. The historical performance of the MSCI EAFE Index should not be taken as an indication of the future performance of the MSCI EAFE Index during the term of the securities.

MSCI EAFE Index Daily Closing Levels

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The MSCI EAFE® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the MSCI EAFE Index for each quarter in the period from January 1, 2005 through March 31, 2015 and for the period from April 1, 2015 to May 22, 2015.

	High	Low	Last
2005
First Quarter	1568.18	1462.16	1503.85
Second Quarter	1518.07	1439.66	1473.72
Third Quarter	1618.84	1450.18	1618.84
Fourth Quarter	1696.07	1533.92	1680.13
2006
First Quarter	1841.74	1684.06	1827.65
Second Quarter	1980.26	1681.70	1822.88
Third Quarter	1914.88	1708.45	1885.26
Fourth Quarter	2074.48	1890.59	2074.48
2007
First Quarter	2182.60	2030.00	2147.51
Second Quarter	2285.36	2152.13	2262.24
Third Quarter	2335.70	2039.86	2300.38
Fourth Quarter	2388.74	2179.99	2253.36
2008
First Quarter	2253.36	1913.53	2038.62
Second Quarter	2206.72	1957.23	1967.19
Third Quarter	1934.39	1553.15	1553.15
Fourth Quarter	1568.20	1044.23	1237.42
2009
First Quarter	1281.02	911.390	1056.23
Second Quarter	1361.36	1071.10	1307.16
Third Quarter	1580.58	1251.65	1552.84
Fourth Quarter	1617.99	1496.75	1580.77
2010
First Quarter	1642.20	1451.53	1584.28
Second Quarter	1636.19	1305.12	1348.11
Third Quarter	1570.36	1337.85	1561.01
Fourth Quarter	1675.07	1535.13	1658.30
2011
First Quarter	1758.97	1597.15	1702.55
Second Quarter	1809.61	1628.03	1708.08
Third Quarter	1727.43	1331.35	1373.33
Fourth Quarter	1560.85	1310.15	1412.55
2012
First Quarter	1586.11	1405.10	1553.46
Second Quarter	1570.08	1308.01	1423.38
Third Quarter	1569.91	1363.52	1510.76
Fourth Quarter	1618.92	1467.33	1604.00
2013
First Quarter	1713.66	1604.15	1674.30
Second Quarter	1781.84	1598.66	1638.94
Third Quarter	1844.39	1645.23	1818.23
Fourth Quarter	1915.60	1790.27	1915.60
2014
First Quarter	1940.23	1796.86	1915.69
Second Quarter	1992.69	1882.24	1972.12
Third Quarter	1995.49	1846.08	1846.08
Fourth Quarter	1848.79	1714.64	1774.89
2015
First Quarter	1900.90	1697.01	1849.34
April 1, 2015 to May 22, 2015	1949.49	1851.87	1935.25

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The S&P MidCap 400® Index

The S&P MidCap 400 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the mid-sized capitalization segment of the United States equity market. See “Description of Equity Indices—The S&P MidCap 400® Index” in the accompanying market measure supplement for additional information about the S&P MidCap 400 Index.

Historical Information

We obtained the closing levels of the S&P MidCap 400 Index listed below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P MidCap 400 Index for the period from January 1, 2005 to May 22, 2015. The closing level on May 22, 2015 was 1541.56. The historical performance of the S&P MidCap 400 Index should not be taken as an indication of the future performance of the S&P MidCap 400 Index during the term of the securities.

S&P MidCap 400 Index Daily Closing Levels

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The S&P MidCap 400® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the S&P MidCap 400 Index for each quarter in the period from January 1, 2005 through March 31, 2015 and for the period from April 1, 2015 to May 22, 2015.

	High	Low	Last
2005
First Quarter	682.42	629.91	658.87
Second Quarter	693.28	627.38	684.94
Third Quarter	725.02	689.88	716.33
Fourth Quarter	749.61	672.12	738.05
2006
First Quarter	792.11	749.02	792.11
Second Quarter	817.95	716.62	764.87
Third Quarter	770.44	712.86	754.25
Fourth Quarter	820.37	748.13	804.37
2007
First Quarter	867.61	800.40	848.47
Second Quarter	925.90	852.41	895.51
Third Quarter	926.23	819.97	885.06
Fourth Quarter	917.18	821.32	858.20
2008
First Quarter	847.56	744.89	779.51
Second Quarter	897.27	797.80	818.99
Third Quarter	824.99	698.21	727.29
Fourth Quarter	718.88	417.12	538.28
2009
First Quarter	559.37	404.62	489.00
Second Quarter	598.71	494.45	578.14
Third Quarter	706.30	546.53	691.02
Fourth Quarter	739.71	659.15	726.67
2010
First Quarter	799.95	692.52	789.90
Second Quarter	849.82	711.73	711.73
Third Quarter	802.10	700.16	802.10
Fourth Quarter	913.20	795.50	907.25
2011
First Quarter	989.05	909.76	989.05
Second Quarter	1015.26	929.57	978.64
Third Quarter	1011.65	775.07	781.26
Fourth Quarter	912.99	744.98	879.16
2012
First Quarter	1005.22	885.52	994.30
Second Quarter	1001.65	891.32	941.64
Third Quarter	1026.85	914.97	989.02
Fourth Quarter	1030.15	945.96	1020.43
2013
First Quarter	1153.68	1046.32	1153.68
Second Quarter	1214.89	1104.79	1160.82
Third Quarter	1257.72	1170.68	1243.85
Fourth Quarter	1342.53	1222.86	1342.53
2014
First Quarter	1389.21	1265.61	1378.50
Second Quarter	1432.94	1318.50	1432.94
Third Quarter	1445.16	1365.31	1370.97
Fourth Quarter	1474.40	1288.10	1452.44
2015
First Quarter	1539.61	1410.91	1524.03
April 1, 2015 to May 22, 2015	1543.61	1499.68	1541.56

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The MSCI Emerging Markets IndexSM

The MSCI Emerging Markets Index is an equity index that is designed to measure equity market performance in the global emerging markets. See “Description of Equity Indices—The MSCI Emerging Markets IndexSM” in the accompanying market measure supplement for additional information about the MSCI Emerging Markets Index.

Historical Information

We obtained the closing levels of the MSCI Emerging Markets Index listed below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the MSCI Emerging Markets Index for the period from January 1, 2005 to May 22, 2015. The closing level on May 22, 2015 was 1037.62. The historical performance of the MSCI Emerging Markets Index should not be taken as an indication of the future performance of the MSCI Emerging Markets Index during the term of the securities.

The MSCI Emerging Markets Index Daily Closing Levels

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The MSCI Emerging Markets IndexSM (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the MSCI Emerging Markets Index for each quarter in the period from January 1, 2005 through March 31, 2015 and for the period from April 1, 2015 to May 22, 2015.

	High	Low	Last
2005
First Quarter	588.68	518.25	548.69
Second Quarter	572.22	526.39	565.17
Third Quarter	661.32	562.60	661.32
Fourth Quarter	707.68	603.73	706.48
2006
First Quarter	791.85	707.01	787.80
Second Quarter	881.51	665.27	747.54
Third Quarter	789.96	710.33	778.16
Fourth Quarter	912.65	774.38	912.65
2007
First Quarter	943.88	844.18	929.03
Second Quarter	1066.99	928.13	1059.69
Third Quarter	1204.90	956.86	1204.90
Fourth Quarter	1338.49	1183.93	1245.59
2008
First Quarter	1245.95	1041.06	1104.58
Second Quarter	1249.73	1084.79	1087.12
Third Quarter	1068.75	767.84	786.92
Fourth Quarter	786.17	454.34	567.04
2009
First Quarter	607.40	475.08	569.97
Second Quarter	802.21	580.76	761.30
Third Quarter	922.31	723.05	914.05
Fourth Quarter	989.47	901.39	989.47
2010
First Quarter	1028.07	894.07	1010.33
Second Quarter	1047.51	855.52	917.99
Third Quarter	1075.53	909.30	1075.53
Fourth Quarter	1155.94	1075.85	1151.38
2011
First Quarter	1170.87	1087.10	1170.87
Second Quarter	1206.49	1098.33	1146.22
Third Quarter	1169.49	851.51	880.43
Fourth Quarter	1010.12	831.22	916.39
2012
First Quarter	1079.94	917.08	1041.45
Second Quarter	1055.63	882.46	937.35
Third Quarter	1014.07	905.65	1002.66
Fourth Quarter	1055.20	969.82	1055.20
2013
First Quarter	1082.68	1015.47	1034.90
Second Quarter	1061.09	883.34	940.33
Third Quarter	1022.54	905.96	987.46
Fourth Quarter	1044.66	979.88	1002.69
2014
First Quarter	1002.66	916.56	994.65
Second Quarter	1057.59	993.12	1050.78
Third Quarter	1100.98	1005.33	1005.33
Fourth Quarter	1016.07	909.98	956.31
2015
First Quarter	993.82	934.73	974.57
April 1, 2015 to May 22, 2015	1067.01	982.93	1037.62

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The Russell 2000® Index

The Russell 2000 Index is an equity index that is designed to track the performance of the small capitalization segment of the United States equity market. See “Description of Equity Indices—The Russell 2000® Index” in the accompanying market measure supplement for additional information about the Russell 2000 Index.

Historical Information

We obtained the closing levels of the Russell 2000 Index listed below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000 Index for the period from January 1, 2005 to May 22, 2015. The closing level on May 22, 2015 was 1252.224. The historical performance of the Russell 2000 Index should not be taken as an indication of the future performance of the Russell 2000 Index during the term of the securities.

The Russell 2000 Index Daily Closing Levels

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The Russell 2000® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Russell 2000 Index for each quarter in the period from January 1, 2005 through March 31, 2015 and for the period from April 1, 2015 to May 22, 2015.

	High	Low	Last
2005
First Quarter	644.950	604.530	615.070
Second Quarter	644.190	575.020	639.660
Third Quarter	688.510	643.040	667.800
Fourth Quarter	690.570	621.570	673.220
2006
First Quarter	765.140	684.050	765.140
Second Quarter	781.830	672.720	724.670
Third Quarter	734.479	671.940	725.594
Fourth Quarter	797.732	718.352	787.664
2007
First Quarter	829.438	760.063	800.710
Second Quarter	855.092	803.218	833.699
Third Quarter	855.774	751.544	805.450
Fourth Quarter	845.720	735.066	766.031
2008
First Quarter	753.548	643.966	687.967
Second Quarter	763.266	686.073	689.659
Third Quarter	754.377	657.718	679.583
Fourth Quarter	671.590	385.308	499.453
2009
First Quarter	514.710	343.260	422.748
Second Quarter	531.680	429.158	508.281
Third Quarter	620.695	479.267	604.278
Fourth Quarter	634.072	562.395	625.389
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.642	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1078.409	989.535	1073.786
Fourth Quarter	1163.637	1043.459	1163.637
2014
First Quarter	1208.651	1093.594	1173.038
Second Quarter	1192.964	1095.986	1192.964
Third Quarter	1208.150	1101.676	1101.676
Fourth Quarter	1219.109	1049.303	1204.696
2015
First Quarter	1266.373	1154.709	1252.772
April 1, 2015 to May 22, 2015	1275.350	1215.417	1252.224

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ERISA Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or

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holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

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United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any of the issuers of the underlying stocks of the basket components (the “underlying stocks”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any of the issuers of the underlying stocks were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a non-U.S. holder (as defined below) and in the case of a PFIC if you are a U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the underlying stocks is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare tax on investment income. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

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Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity.    You generally should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below. However, if on any calculation day it becomes impossible for you to receive less than your principal amount, the IRS could assert that you should be viewed as having exchanged your securities for new securities, in which case you could be required to recognize gain at that time, and the timing and character of income or loss with respect to your securities could thereafter be affected. You should consult your tax adviser regarding this potential issue.

Sale, Exchange or Retirement of the Securities.    Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations. This discussion is subject to the discussion in the previous section about potential consequences should it become impossible for you to receive less than your principal amount on the securities.

Possible Alternative Tax Treatments of an Investment in the Securities.    Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain recognized on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

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•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities.    Subject to the possible application of Section 897 of the Code, you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a non-U.S. holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments.    If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussion below regarding FATCA, any payment made to you with respect to the security generally should not be subject to U.S. federal income or withholding tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Pursuant to Treasury regulations and guidance from the U.S. Treasury Department, this

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legislation applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. If the securities were recharacterized as debt instruments, this legislation would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

Prospective investors in the securities should consult their tax advisers regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

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